                                                        EXHIBIT 10.6

        CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.


                               PURCHASE AGREEMENT


          THIS AGREEMENT (the "Agreement") is made this 23rd day of December, 1996 by and between First Midwest Bank, National Association ("Buyer") and Cole Taylor Bank ("Seller").

          WHEREAS, Seller desires to sell and Buyer desires to purchase
(i) certain retail installment sales contracts for new automobiles that are currently owned (but not originated) and serviced by Seller and (ii) all rights of Seller under Seller's agreements with automobile dealers to purchase installment sales contracts to the extent relating to the installment sales contracts purchased by Buyer hereunder.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I
                                  TRANSACTIONS

          1.1      Purchase and Sale of Sales Contracts.  At the Closing
(as defined below), Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive from Seller, the following (the "Purchased Assets"):

          (a) all of Seller's right, title and interest in, to and under all of the retail installment sales contracts for, and secured by, automobiles that are owned (but not originated) by Seller at the Cut-Off Date (as defined below) ("Sales Contracts") that do not constitute Excluded Assets (as defined below) (the "Purchased Sales Contracts"); the Purchased Sales Contracts shall include, without limitation, (i) the principal unpaid balance on the Purchased Sales Contracts owing to Seller as of close of business on the Cut-Off Date, together with all accrued interest, fees, penalties and other payments receivable by Seller after the Cut-Off Date with respect thereto and (ii) all payments whatsoever, and all rights, indemnification, claims, causes of action, defenses, set-off and other rights arising thereunder after the Cut-Off Date and security, if any, therefor, made and to be made, existing under or with respect to such Purchased Sales Contract after the Cut-Off Date;


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

          (b) all of Seller's right, title and interest in, to and under all of the contracts between Seller and automobile dealers ("Dealer Contracts") solely to the extent relating to the Purchased Sales Contracts and which do not constitute Excluded Assets ("Purchased Dealer Contracts"), including, without limitation, the Dealer Contracts with the automobile dealers listed on Schedule 1.1(b) hereto. The Purchased Dealer Contracts shall include, without limitation, (i) all amounts owing to the Seller after the Cut-Off Date thereunder, (ii) all payments whatsoever made and to be made under such Purchased Dealer Contracts after the Cut-Off Date, and (iii) all rights to indemnification, claims, causes of actions after the Cut-Off Date, and other rights arising thereunder after the Cut-Off Date; and

          (c) all credit files, work papers, ledger cards, payment records, appraisals and any and all contracts, agreements, security agreements, instruments, papers and other documents and writings that are in Seller's possession to the extent evidencing, describing, securing or specifically relating to the Purchased Sales Contracts and the Purchased Dealer Contracts (the "Documentation").

          1.2 Excluded Assets. The following assets are not included in the Purchased Assets:

          (a) All of Seller's right, title and interest in, to and under any Sales Contract with respect to used automobiles;

          (b) Subject to Section 1.5 below, any Sales Contract that has been both approved by an automobile dealer and executed by the purchaser of the vehicle on or before the Cut-Off Date, but which has not been approved by Seller on or before the Cut-Off Date and would not if approved on or before the Cut-Off Date otherwise have been an Excluded Asset ("Unapproved Loan");

          (c) All of Seller's right, title and interest in, to and under any Sales Contract with respect to which any policy of "forced placed" insurance is in effect, or is in the process of being obtained, on the Cut-Off Date and any premium balance with respect to all such insurance;

          (d) All of Seller's right, title and interest in, to and under any Sales Contract in respect of any automobile that was purchased purely for commercial purposes and for which a personal guaranty has not been executed by a natural person;

          (e) All of Seller's right, title and interest in, to and under any Sales Contract for which any payments have been, and continue to be as of the Cut-Off Date, delinquent since November 30, 1996 or earlier;

          (f) All of Seller's right, title and interest in, to and under any Dealer Contract to the extent such Dealer

     Contract relates to contracts that are not Purchased Sales Contracts;

          (g) All of Seller's right, title and interest in, to and under any Sales Contract or Dealer Contract if any party thereto is, as of the Cut-Off Date, the subject of any action, proceeding or case arising under any federal, state or foreign bankruptcy, insolvency or similar law; and

          (h) Except as otherwise set forth in Section 2.3, any of Seller's right, title and interest under any Sales Contract or Dealer Contract that is not transferable without consent (unless such consent has been obtained).

          1.3 Assumed Liabilities. (a) At the Closing, Buyer shall assume and agree to discharge all of the liabilities and obligations of Seller arising under the Purchased Assets that accrue after the Cut-Off Date (as defined below), including, without limitation, all liabilities and obligations of Seller under the Purchased Assets after the Cut-Off Date (the "Assumed Liabilities").

          (b) Notwithstanding any provisions in this Agreement or any other writing to the contrary, Buyer is assuming, and shall become liable for, only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature whether in existence on the Cut-Off Date or arising thereafter. All such other liabilities and obligations shall be retained by, and remain obligations and liabilities of, Seller, and all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities." Without limiting the generality of the foregoing, it is expressly understood and agreed by each of the parties hereto that the Excluded Liabilities shall include (i) all liabilities with respect to Purchased Sales Contracts that are repurchased by Seller pursuant to Section 11.2 hereof except to the extent such liabilities relate to or are caused by Buyer's actions after the Cut-Off Date, and (ii) all liabilities of the Seller in respect of Class Action Case No. 95 L 1050 Manohar L. Jasuja individually and on behalf of others similarly situated and Rohr-Mont Motors, Inc.

          1.4 Sale without Recourse. The sale of the Purchased Sales Contracts shall be made without recourse against Seller except as otherwise provided herein.

          1.5 Option to Purchase Unapproved Loans. Seller shall notify Buyer of any Unapproved Loans that it has received. Upon receipt of such notice, Buyer shall have the option for seven (7) days to purchase from Seller any such Unapproved Loans for a purchase price, calculated as of the Cut-Off Date, pursuant to the formula set forth in Section 2.1. Any such purchased

         *CONFIDENTIAL TREATMENT REQUESTED - MATERIAL OMITTED HAS BEEN
          FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


Unapproved Loan will be deemed to have been a Purchased Asset for all purposes of this Agreement.

                                   ARTICLE II
                                 PURCHASE PRICE

     * 2.1 Consideration for Sale. The aggregate consideration for the Purchased Assets (the "Purchase Price") shall [OMITTED].

          2.2 Payment of Purchase Price. The Purchase Price shall be payable in cash at the Closing by wire transfer of immediately available funds directly to the account of Seller.

          2.3 Assignment of Purchased Sales Contracts, Purchased Dealer Contracts, Rights, etc. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign the right, title or interest of Seller in, to or under any Sales Contract, Dealer Contract, loan, contract, commitment or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Seller or if by its nature such loan, contract, commitment or other agreement or claim of right cannot be assigned. Seller shall use its reasonable efforts to obtain, and Buyer agrees to cooperate with Seller in its efforts to obtain, the consent of such third party to the assignment or transfer in all cases in which such consent is required for assignment or transfer of any Sales Contract or Dealer Contract that would be a Purchased Asset except for the fact that consent is required for its assignment to Buyer. If such consent is not obtained, Seller and Buyer shall cooperate in any reasonable arrangements designed to provide and assign Buyer with the benefit thereunder, including enforcement for the benefits of Buyer of any and all rights of Seller against such third party arising out of the cancellation by such third party or otherwise. Notwithstanding the foregoing, the obligations of Seller under this Section shall not include any obligation to make any payment or incur any economic burden that it deems to be unreasonable.


                                  ARTICLE III
                       THE CLOSING AND TRANSFER OF ASSETS

          3.1 Closing. (a) The sale of the Purchased Assets (the "Closing") shall occur at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois at 10:00 a.m. on

January 3, 1997 (provided that all conditions required herein to be satisfied prior to the Closing have been satisfied or waived as of such date) or at such other time or place as may be mutually agreed upon by the parties (the "Closing Date").

          (b) All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its Counsel. All proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

          3.2 Deliveries of Seller. At the Closing or as soon as practicable thereafter as may be mutually agreed upon by the parties, Seller shall deliver or cause to be delivered to Buyer the following:

          (a)  All Documentation;

          (b) All certificates of title for the vehicles identified in the Purchased Sales Contracts that serve as collateral under the Purchased Sales Contracts (the "Vehicles");

          (c) A limited Power of Attorney, included in the General Assignment, Bill of Sale and Assumption Agreement, in the form attached hereto as Exhibit A, authorizing Buyer to enter into all assignments on behalf of Seller reasonably necessary to assign the certificate of title for each Vehicle to Buyer; and

          (d) A certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the conditions set forth in Sections 8.1, 8.2 and 8.3;

          (e)  A receipt for the Purchase Price;

          (f) A good standing certificate or its equivalent for Seller from the appropriate governmental agency dated as of a reasonably recent date;

          (g) A certificate of an officer of Seller certifying resolutions adopted by Seller's board of directors relating to the transactions contemplated hereby.

          (h) A certificate as to the incumbency of each officer of Seller executing this Agreement or any other closing document contemplated hereby.

          (i) An opinion of counsel for Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

Notwithstanding the foregoing, Seller shall not transfer any of the above Documentation or certificates of title to Vehicles as long as Seller, at the request of Buyer, is performing the administration, management and servicing of the Purchased Sales Contracts pursuant to Section 6.3 hereto.

          3.3 Deliveries of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

          (a) The Purchase Price by wire transfer of immediately available funds to the account of Seller;

          (b) A certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in Sections 9.1, 9.2 and 9.3;

          (c) A good standing certificate or its equivalent for Buyer from the appropriate governmental agency dated as of a reasonably recent date;

          (d) A certificate of an officer of Buyer certifying the resolutions adopted by Buyer's board of directors relating to the transactions contemplated hereby.

          (e) A certificate as to the incumbency of each officer of Buyer executing this Agreement or any other closing document contemplated hereby.

          (f) An opinion of counsel for Buyer, dated the Closing Date, in form reasonably acceptable to Buyer and Seller.

          3.4 Closing Agreements. At the Closing, Buyer and Seller shall execute, acknowledge and deliver the General Assignment, Bill of Sale and Assumption Agreement, substantially in the form of Exhibit A hereto.

          3.5 Additional Payments. On the first Remittance Date (as defined below), (i) Seller shall deliver to Buyer all amounts that it receives to the extent relating to the Purchased Assets after the Cut-Off Date and (ii) Buyer shall deliver to Seller any amounts it receives to the extent arising from the Purchased Assets on or prior to the Cut-Off Date that are not included in the Purchased Assets.

         *CONFIDENTIAL TREATMENT REQUESTED - MATERIAL OMITTED HAS BEEN
          FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


     * 3.6 Post-Closing Adjustment. (a) On the Closing Date, Buyer shall pay Seller [OMITTED] the "Estimated Value."

     * (b) Within fifteen (15) days after the termination of all of Seller's obligations under Section 6.3 (the "Conversion Date"), Seller shall prepare and deliver to Buyer a determination (the "Determination") of [OMITTED] the "Actual Value"), which shall be prepared on a basis consistent with the determination of the Estimated Value. Seller and Buyer shall give each other reasonable access to the records necessary to determine the Actual Value. If, within fifteen (15) days after receipt of Seller's Determination, Buyer shall not have given written notice to Seller setting forth in detail any objection to such Determination, then such Determination shall be final and binding on the parties hereto (the "Final Value"). In the event Buyer gives written notice of any objection to such Determination within the such 15 day period, then Seller and Buyer shall use all reasonable efforts to resolve the dispute within 15 days after Buyer's delivery of such notice and objection. If the parties are unable to reach an agreement by the expiration of such 15 day period, then the matter shall be submitted to a firm of independent certified public accountants acceptable to both parties (the "Independent Accountants"), for determination of the Final Value which shall be final and binding upon the parties hereto. Seller and Buyer shall contribute equally to the fees and expenses charged by the Independent Accountants in connection with the resolution of any such dispute. If the Final Value is greater than the Estimated Value, then Buyer shall pay Seller the excess amount within three (3) business days of the final Determination. If the Final Value is less than the Estimated Value, then Seller shall pay Buyer the deficiency amount within three
(3) business days of the final Determination.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

          Seller hereby represents and warrants to Buyer, as of the date hereof, and as of the Closing Date, as set forth below.


          4.1 Authority. Seller has full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the closing agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby, including the transfer of the Purchased Assets. All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement and the closing agreements contemplated hereby and the





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

performance of the transactions contemplated hereby and thereby have been duly and properly taken.

          4.2 Validity. This Agreement has been, and the agreements and other documents to be delivered by Seller at Closing will be, duly executed and delivered by Seller and when duly executed and delivered constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms. The execution and delivery by Seller of this Agreement and the closing agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or both) result in the creation of any Lien (as defined below) or the acceleration of any indebtedness or other obligation of Seller and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or both) constitute a default under or a breach of (i) the charter or by-laws of Seller, (ii) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Seller is a party or by which Seller or any of the Purchased Assets are bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or (iv) any law, rule or regulation applicable to Seller.

          4.3 Due Organization. Seller (a) is duly organized, validly existing and in good standing as a banking association under the laws of the state of Illinois, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (c) has the requisite corporate power and authority and the legal right to own, transfer, pledge, or otherwise encumber and operate its business and assets, to lease the property it operates under lease, and to conduct its business as now being conducted, (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct of its business, and (e) is in compliance with its articles of incorporation and bylaws.

          4.4 Title. Seller is the sole owner of and has good title to the Purchased Assets, free and clear of any lien, pledge, hypothecation, assignment, charge, claim, security interest, easement, encumbrance, preference, right of first refusal, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (collectively, "Liens").

          4.5  Purchased Sales Contracts.

          (a) The down payment shown in each Purchased Sales Contract was actually received in lawful money of the United





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

     States by the dealer originating such Purchased Sales Contract;

          (b) The property shown in each Purchased Sales Contract as being traded in (if any) was accepted by the dealer originating such Purchased Sales Contract in part payment and for the amount shown therein;

          (c) Each Purchased Sales Contract is in compliance with all applicable federal, state and local laws and regulations affecting or applying to such contract, including specifically and without limitation, the Truth in Lending Act, Regulation Z of the Federal Reserve Board and the Illinois Motor Vehicle Retail Installment Sales Act;

          (d) The representations and warranties contained in each Purchased Sales Contract were true and correct at the time such contract was made;

          (e) The purchaser of each Vehicle under the Purchased Sales Contracts ("Purchaser") was of legal age and was competent to execute, deliver and perform its respective Purchased Sales Contract;

          (f) Each Vehicle was delivered into the possession of the Purchaser of such Vehicle and was accepted by such Purchaser as being in good and satisfactory condition;

          (g) At the time each Purchased Sales Contract was originated, each Vehicle was insured for loss by fire, theft, collision and other casualties under extended coverage in an amount equal to or greater than the unpaid balance of the applicable Purchased Sales Contract with a loss payable clause in favor of Seller and the applicable dealer, as their respective interests may appear;

          (h) Each Vehicle was in the condition represented to the Purchaser of such Vehicle;

          (i) Each Purchased Sales Contract is a genuine, valid and binding obligation of the Purchaser relating to such Purchased Sales Contract, and is enforceable against such Purchaser in accordance with its terms, except to the extent limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by general equitable principles;

          (j) Each Purchased Sales Contract arises from a bona fide sale of the Vehicle described therein;

          (k) The amounts stated to be due and payable in each Purchased Sales Contract are due and payable by its





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

     respective Purchaser at the times provided in such contract, free and clear of any defenses, claims or offsets;

          (l) Seller has a valid, perfected, first priority, purchase money security interest in the Vehicles identified in the Purchased Sales Contracts;

          (m) The Vehicle identified in each Purchased Sales Contract is free and clear of all liens, claims, outstanding trust receipts, security interests and encumbrances (except those of Seller);

          (n) There are no pending disputes with or claims by any Purchaser with respect to such Purchaser's Purchased Sales Contract or the Vehicle identified therein;

          (o) The obligations of each Purchaser under such Purchaser's Purchased Sales Contract are not contingent or dependent upon the fulfillment of any covenants or conditions by the Company or by any third party;

          (p) The obligations of each Purchaser under such Purchaser's Purchased Sales Contract are not evidenced or represented by any note or other instrument, except such as have been delivered by the applicable dealer to Seller;

          (q) Each dealer will provide maintenance and other service on all Vehicles identified in any Purchased Sales Contracts sold by such dealer to Seller, in accordance with any warranties provided by such dealer or by the manufacturer with respect to such Vehicles;

          (r) None of the Purchased Sales Contracts has been satisfied, subordinated or rescinded;

          (s) Since Seller's purchase of the Purchased Sales Contracts, no Vehicle has been released from the Lien granted by the related Purchased Sales Contract;

          (t) Since Seller's purchase of the Purchased Sales Contracts, no Lien or other claim has been filed for work, labor or materials relating to any Vehicle which Lien is prior or equal to the Lien granted in the related Purchased Sales Contract in favor of Seller;

          (u) Except for payment defaults on or after November 30, 1996, there exists no event or condition occurring on or before September 30, 1996 permitting acceleration under the terms of any Purchased Sales Contract, except for any default, breach, violation or event that relates to a Purchaser's failure to obtain or maintain insurance;

          (v) Seller, in accordance with its customary practices and procedures, has determined, at the time each Purchased Sale Contract was acquired by Seller, that each Purchaser had obtained or agreed to obtain appropriate physical damage insurance covering the Vehicle related thereto;

          (w) Seller has not waived any of its rights under any Purchased Sales Contract except such rights that do not materially adversely affect the rights of Seller to enforce such Purchased Sales Contract;

          (x) No right of rescission, setoff, counterclaim or defense has been asserted or, to the knowledge of Seller, threatened against Seller with respect to any Purchased Sales Contract;

          (y) No Purchased Sales Contract has an original term to maturity of more than 89 months;

          (z) The original amount financed under each Purchased Sales Contract was not less than $1,000; and

          (aa) No Vehicle subject to any Purchased Sales Contract is in repossession status.

          4.6 Purchased Dealer Contracts. (a) Each Purchased Dealer Contract (i) was executed by a dealer located in the United States of America,
(ii) was executed by such dealer and by Seller in the ordinary course of such dealer's and Seller's respective businesses, and (iii) represents the legal, valid and binding obligation in writing of the parties thereto, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as well as general equitable principles;

          (b) There exists (i) no default, breach, or violation or event permitting termination under any of the Purchased Dealer Contracts
     (except each parties' right to terminate the Dealer Contract pursuant to the terms thereof) except such that would not materially adversely affect the Dealer Contracts, and (ii) no condition that, with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting termination under any of the Purchased Dealer Contracts except such that would not materially adversely affect any of the Dealer Contracts;

          (c) Seller has not received any written notice or explicit communication from any party to a Purchased Dealer Contract relating to such party's intent to modify, terminate or fail to renew the arrangements and relationships set forth therein;

          (d) Seller has not waived any of its rights under any Purchased Dealer Contract except such rights that do not materially adversely affect such Purchased Dealer Contract; and

          (e) No Purchased Dealer Contract was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment thereof pursuant to the terms of this Agreement is unlawful, void and voidable.


          4.7 Litigation. (a) There is no injunction, writ, preliminary restraining order or other order in effect or, to the knowledge of Seller, threatened, of any nature issued by a court or other governmental authority of competent jurisdiction directing that the transactions contemplated by this Agreement and in the other closing documents contemplated hereby not be consummated as provided herein.

          (b) There is no action or proceeding pending or, to the knowledge of Seller, threatened, before a court or other governmental authority to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement or any of the other closing documents contemplated hereby, nor has any governmental or quasi-governmental agency or regulatory body notified Seller that the consummation of the transactions contemplated hereby or by the other closing documents delivered pursuant hereto would constitute a violation of any federal, state or local laws or that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated, or to modify the terms or results of such transactions.

          (c) (i) There are no claims, actions, suits, proceedings (public or private) or governmental investigations pending or, to the knowledge of Seller, threatened, against Seller affecting or in respect of any of the Purchased Assets or the Assumed Liabilities at law or in equity, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, (ii) to the knowledge of Seller, there is no basis for any such action, suit or proceeding, and (iii) there are no existing or, to the knowledge of Seller, threatened, orders, judgments, assessments or decrees of any court or other governmental authority affecting any of the Purchased Assets or the Assumed Liabilities.

          4.8 Brokers. No person or entity (other than those the compensation of which shall be paid by Seller) has acted directly or indirectly as a broker, finder or financial advisor for Seller in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no person is entitled to any fee, commission or like payment from Buyer in respect of or based in any way on any agreement, arrangement or understanding made by or on behalf of Seller.

     EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, THE PURCHASED ASSETS ARE BEING SOLD AS IS WITHOUT RECOURSE EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN AND WITHOUT ANY REPRESENTATION OR WARRANTIES AS TO COLLECTIBILITY OR ENFORCEABILITY. ALL OTHER WARRANTIES EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

          5.1 Authority. Buyer has full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the closing agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby, including the purchase of the Purchased Assets. All corporate acts required to be taken by Buyer to authorize the execution and delivery of this Agreement and the closing agreements contemplated hereby and the performance of the transactions contemplated hereby and thereby have been duly and properly taken.

          5.2 Validity. This Agreement has been, and the agreements and other closing documents to be delivered by Buyer at Closing will be, duly executed and delivered by Buyer and when duly executed and delivered will constitute the valid and legally binding obligations of Buyer enforceable in accordance with their respective terms. The execution and delivery by Buyer of this Agreement and the closing agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or both) result in the acceleration of any indebtedness or other obligation of Buyer and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or both) constitute a default under or a breach of (i) the charter or by-laws of Buyer, (ii) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Buyer is a party or by which Buyer is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or (iv) any law, rule or regulation applicable to Buyer.

          5.3 Due Organization. Buyer (a) is duly organized, validly existing and in good standing as a banking association under the laws of the United States, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (c) has the requisite corporate power and authority and the legal right to own, transfer, pledge, mortgage or otherwise encumber and operate its business and assets, to lease the property it operates under lease, and to conduct its business as now being conducted, (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct of its business, and (e) is in compliance with its articles of incorporation and bylaws and other governing documents.

          5.4 Litigation. (a) There is no injunction, writ, preliminary restraining order or other order in effect or, to the knowledge of Buyer, threatened, of any nature issued by a court or other governmental authority of competent jurisdiction directing that the transactions contemplated by this Agreement and in the other closing documents contemplated hereby not be consummated as provided herein.

          (b) There is no action or proceeding pending or, to the knowledge of Buyer, threatened, before a court or other governmental authority to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement or any of the other closing documents contemplated hereby, nor has any governmental or quasi-governmental agency or regulatory body notified Buyer that the consummation of the transactions contemplated hereby or by the other closing documents delivered pursuant hereto would constitute a violation of any federal, state or local laws or that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated, or to modify the terms or results of such transactions.


          5.5 Brokers. No person or entity (other than those the compensation of which shall be paid by Buyer) has acted directly or indirectly as a broker, finder or financial advisor for Buyer in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no person is entitled to any fee, commission or like payment from Seller in respect of or based in any way on any agreement, arrangement or understanding made by or on behalf of Buyer.


                                   ARTICLE VI
                 ADDITIONAL COVENANTS AND AGREEMENTS OF SELLER

          6.1 Consummation. Following the Closing, Seller shall cooperate in an orderly transfer of the Purchased Assets to Buyer. From time to time, at Buyer's request and without further consideration, Seller shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Buyer may reasonably request to more effectively assign, convey and transfer any the Purchased Assets and to perfect the interest of Buyer therein. Subject to the terms and conditions provided herein, Seller agrees to use all commercially reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Agreement in accordance with its terms; except that this covenant shall not require Seller to make any payment or incur any economic burden that it deems to be unreasonable.

          6.2 Interim Conduct of Business. From the date hereof until the Closing, Seller shall administer, manage and service the Purchased Assets and perform its obligations under the Dealer Contracts consistent with the practice of Seller on the date hereof and in the ordinary course of its business.

          6.3  Continued Servicing of Sales Contracts by Seller after
Closing. (a) Buyer and Seller agree to use reasonable commercial efforts to transfer the administration, management and servicing of the Purchased Sales Contracts and Dealer Contracts to Buyer as quickly as possible on or after the Closing Date.

          (b) Until the end of the second full month following the Closing Date or such time Buyer notifies Seller in writing of the revocation of such power and authority, whichever is earlier, Seller, for the benefit of Buyer, shall manage, service, administer and make collections on the Purchased Sales Contracts in a manner consistent with such activities performed by Seller on the date hereof. Seller's duties shall include, without limitation, (i) collection and posting of payments, (ii) responding to inquiries of obligors on the Purchased Sales Contract, (iii) investigating delinquencies, (iv) accounting for collections, (v) granting extensions, rebates or adjustments on a Purchased Sales Contract consistent with its customary practices, and (vi) in the absence of instruction from Buyer, taking or permitting to be taken such action with respect to the Purchased Assets as it may deem advisable, including resale of any repossessed Vehicles and rescheduling through extension or otherwise of payments due under such Purchased Sales Contracts if good business judgment indicates such rescheduling would enhance collection results. In addition, during this period, Seller shall retain all administrative responsibilities with respect to the Purchased Dealer Contracts. Seller shall maintain records and files to each Purchase Sales Contract consistent with such records and files currently maintained by Seller with respect to the Purchased Assets.

         *CONFIDENTIAL TREATMENT REQUESTED - MATERIAL OMITTED HAS BEEN
          FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


          (c) Without limiting the generality of the foregoing, Seller is authorized and empowered to execute and deliver, on behalf of itself and Buyer any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Purchased Sales Contracts or to the Vehicles securing the obligations thereunder. Buyer shall pay for all fees and charges paid by Seller in the delivery of the such instruments.

          (d) Seller shall notify Buyer if Seller deems it to be in Buyer's best interest to commence a legal proceeding with respect to a Purchased Asset. Seller shall commence such legal proceeding only upon Buyer's notice of approval. Buyer shall pay for all expenses related to such legal proceeding. If Seller shall commence a legal proceeding to enforce any Purchased Sales Contract, then Buyer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Purchased Sales Contract to Seller. Seller shall promptly notify Buyer, if, in any enforcement suit or legal proceeding, it shall be held that Seller may not enforce a Purchased Sales Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such Purchased Sales Contract.

     * (e) Buyer agrees to pay Seller compensation on a monthly basis not to exceed [OMITTED] for any administration, management and service functions performed by Seller for Buyer pursuant to this Section 6.3 (the "Services") plus [OMITTED] ("Servicing Fee") after the Cut-Off Date. The Servicing Fee will be decreased, as determined in good faith by Seller and Buyer, to reflect any Services that Buyer elects to provide prior to the Conversion Date.

          (f) (i) After the Closing, Seller on each Remittance Date (as defined below) shall transfer and deliver to Buyer all amounts received after the Cut-Off Date on the account of or otherwise with respect to the Purchased Sales Contracts; provided, however, Seller may subtract from such amounts to be delivered to Buyer, any compensation that Seller is entitled to receive as a result of its administration, management and servicing of the Purchased Sales Contracts, including, without limitation, the Servicing Fee.

          (g) On the 20th business day of each full month following the Closing (each, a "Remittance Date"), Seller shall deliver to Buyer a certificate (the "Servicing Certificate") containing the following information:

              (i) The aggregate of payments received in respect of the Purchased Sales Contracts during the previous month allocable to principal, as applied on either a simple interest or actuarial basis;

              (ii) The aggregate of payments received on the Purchased Sales Contracts during the prior month allocable to interest;

              (iii) The aggregate Unpaid Principal Balance of the Purchased Sales Contracts as of the closing of business on the last day of the prior month, after giving effect to payments allocated to principal;

              (iv) The amount of the Servicing Fee payable to Seller for the prior month;

              (v) The amount (and number) of realized losses, if any, for the Purchased Sales Contracts during the prior month, the amount (and number) of Purchased Sales Contracts 30 to 60, 61 to 90 and 91 or more days delinquent as of the last day of the prior month, and the aggregate of Purchased Sales Contracts (by dollar amount and by number of Purchased Sales Contracts) determined by Seller to be in default as of the last day of the prior month;

              (vi) The amount of proceeds received in connection with the disposition of any Vehicle subject to a Purchased Sales Contract that is in default; and

              (vii) The aggregate of all charge-offs for the prior month relating to the Purchased Sales Contract.

          (h) To effectuate Seller's administration, management and servicing of the Sales Contracts, effective as of the Closing Date and until further written notice by Buyer to Seller, Buyer hereby designates and appoints Seller (and its designees or agents) as agent and attorney-in-fact, with full authority to enforce Buyer's rights and interests to the extent necessary to perform Seller's obligations under this Section 6.3. This power of attorney shall automatically terminate upon the termination of Seller's obligations under this Section 6.3.

          (i) Seller shall hold the Documentation as bailee for the benefit of Buyer. Seller acknowledges that the Purchased Sales Contracts have been sold to Buyer and, as a result, that Buyer has a right to the possession of the

     Documentation at any time upon termination of Seller's obligations under this Section 6.3. Seller shall maintain each Purchased Sales Contract File at 5501 West 79th Street, Burbank, Illinois 60459 or at such other office as shall be specified to Buyer by written notice not later than 15 days before any change in location. Nothing contained in this subsection
     (i) shall interfere with or affect the obligation of Seller to observe any applicable law prohibiting the disclosure of information regarding the obligors under any Purchased Sales Contract.

          (j) Seller shall not be responsible for any failure to collect amounts due under the Purchased Assets, except as specifically provided for herein. Buyer shall defend, indemnify and hold harmless Seller from all damages and liabilities arising from claims or actions brought as a result of the activities of Seller pursuant to this Section
     6.3 under the authority granted herein, except for such claims or actions brought as a result of Seller's failure to perform its obligations under
     Section 6.3 in a manner consistent with the performance of such activities by Seller on the date hereof.

          6.4 Schedule of Purchased Assets. Seller hereby agrees and covenants that it will deliver an electronic tape setting forth information regarding the Purchased Sales Contracts during the week following the Closing Date along with a certification by an authorized officer of Seller that such electronic tape is true and correct in all material respects as of the close of business on the Cut-Off Date

          6.5 Vehicle Casualty Insurance. As soon as practicable after the Closing Date, Seller and Buyer shall cause Buyer to replace Seller as a listed loss payee with respect to all vehicle casualty insurance for which Seller is listed as a loss payee with respect to each Purchased Sales Contract. Seller shall deliver to Buyer any amounts that it receives as loss payee on such vehicle casualty insurance with respect to any claims that arise after the Cut-Off Date.

          6.6 Access. From the date hereof through the Closing Date, Seller shall give Buyer and its representatives access during normal business hours and under reasonable circumstances to all the financial and other information in its possession relating to the Purchased Assets and the Assumed Liabilities as Buyer may from time to time reasonably request.

          6.7 Confidentiality. Seller hereby agrees from and after the Closing to keep confidential and use reasonable commercial efforts to ensure that its employees, agents and representatives keep confidential all information, documents and records with respect to the Purchased Assets and the Assumed Liabilities. Such confidential information shall not include any information (a) that is part of the public knowledge or literature prior to the Closing, (b) which becomes part of the public knowledge or literature by acts other than those of Seller or its employees, agents or representatives in violation of this Section, (c) that is required by applicable law to be disclosed to any governmental regulatory body, court or national securities exchange, or (d) that is reasonably disclosed in connection with any litigation or dispute resolution. Buyer acknowledges that this Agreement will be filed with the Securities and Exchange Commission. Seller agrees to make reasonable efforts to request confidential treatment from the Securities and Exchange Commission with respect to the pricing terms set forth in Section 2.1 and
Section 6.3(e) of this Agreement.


                                  ARTICLE VII
                         ADDITIONAL COVENANTS OF BUYER

          7.1 Consummation. Subject to the terms and conditions provided herein, Buyer agrees to use all commercially reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Agreement in accordance with its terms; except that this covenant shall not require Buyer to make any payment or incur any economic burden that it deems to be unreasonable.

          7.2 Confidentiality. Buyer hereby agrees to keep confidential and use reasonable commercial efforts to ensure that its employees, agents and representatives keep confidential (a) all confidential information of Seller not included in the Purchased Assets and obtained by Seller, and (b) prior to the Closing, all information, documents and records with respect to the Purchased Assets and the Assumed Liabilities. Such confidential information shall not include this Agreement and any information (a) that is part of the public knowledge or literature prior to the receipt thereof by Buyer from Seller, (b) which becomes part of the public knowledge or literature by acts other than those of Buyer or its employees, agents or representatives in violation of this Section, (c) that is required to be disclosed by applicable law to any governmental regulatory body, court, or national securities exchange, or (d) that is reasonably disclosed in connection with any litigation or dispute resolution.

          7.3 Access. For a period of six years after the Closing Date (or such longer period as may be required by any governmental authority or ongoing legal proceeding):

          (a)  Buyer shall not dispose of or destroy any of the business
     records and files related to the Purchased Assets or the   Assumed
     Liabilities delivered by Seller to Buyer in accordance with this Agreement. If Buyer wishes to dispose of or destroy such records and files after that time, it shall first give 30 days' prior written notice to Seller and Seller shall have the right, at its option and expense, upon prior written notice to Buyer within such 30 day period, to take possession of the records and files within 60 days after the date of Seller's notice to Buyer.

          (b) Buyer shall allow Seller and its representatives reasonable access to all business records and files in respect of the Purchased Assets and the Assumed Liabilities which are delivered by Seller to Buyer in connection herewith, during regular business hours and upon reasonable notice at Buyer's principal place of business or at any location where such records are stored, and Seller shall have the right, at its own expense, to make copies of any such records and files. To the extent practicable, Buyer shall send copies of such business records and files to Seller, at the expense of Seller, by overnight courier or other delivery service, as reasonably requested by Seller.

          (c) Buyer shall make available to Seller, upon written request and at Seller's expense, Buyer's personnel to assist Seller in locating and obtaining the aforementioned records and files maintained by Buyer, in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which Seller is involved and which relate to the Purchased Assets or the Assumed Liabilities.

          7.4 Servicing of Purchased Sales Contracts and Purchased Dealer Contracts. (a) During the period in which any of Seller's repurchase and indemnification obligations with respect to Sections 4.5 or 4.6 survive, Buyer shall service all of the Purchased Assets and Assumed Liabilities in a commercially reasonable manner, pursuant to the terms of the Purchased Sales Contracts, the Purchased Dealer Contracts, and as required by applicable law and regulatory authorities. (b) During the period in which any of Seller's repurchase and indemnification obligations with respect to Sections 4.5 or 4.6 survive, Buyer shall not waive, amend, cancel or terminate any of its rights under any Purchased Dealer Contract or Purchased Sales Contract, including, without limitation, Seller's ability to enforce the repurchase obligations set forth in the Purchased Dealer Contracts, except such rights that do not materially adversely affect such Purchased Dealer Contracts and Purchased Sales Contracts.


          7.5 Reasonable Efforts Upon Repurchase. In the event Buyer exercises its rights under Section 11.2 below, Buyer agrees to make reasonable efforts (consistent with its then current dealer relations and servicing practice) to assist Seller in its efforts to enforce the repurchase obligations set forth in the applicable Purchased Dealer Contracts.


                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions (unless waived in writing in the sole discretion of Buyer):

          8.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of Seller contained herein shall be accurate in all material respects when made and as of the Closing Date. Seller shall have, in all material respects, performed all obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing in all material respects.

          8.2 No Pending Action. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          8.3 Consents. All material consents, approvals, authorizations and waivers from third parties and governmental agencies that are required for Seller's transfer of the Purchased Assets or that are otherwise required for the consummation of the transactions contemplated hereby upon the terms hereof shall have been obtained or provided for and shall remain in effect.

          8.4 Seller Deliveries. Seller shall have delivered to Buyer each of the items specified in Section 3.2 and 3.4.


                                   ARTICLE IX
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                   OF SELLER

          The obligation of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions (unless waived in writing in the sole discretion of Seller):

          9.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Buyer shall have, in all material respects, performed all of its obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing in all material respects.

          9.2 No Pending Action. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby in a way materially adverse to Seller, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          9.3 Consents. All material consents, approvals, authorizations and waivers from third parties and governmental agencies that are required for Buyer's purchase of the Purchased Assets and the Assumed liabilities or that are otherwise required for the consummation of the transactions contemplated hereby upon the terms hereof shall have been obtained or provided for and shall remain in effect in all material respects.

          9.4 Buyer Deliveries. Buyer shall have delivered to Seller each of the items specified in Section 3.3 and 3.4.


                                   ARTICLE X
                             TERMINATION AND WAIVER

          Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing
Date:

          (a)  by the mutual written consent of Seller and Buyer;

          (b) by Seller or Buyer if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (c)  by Buyer, if one or more of the conditions to the obligation of
     Buyer to consummate the transactions contemplated hereby   has not been
     fulfilled by the Closing Date; or

          (d)  by Seller, if one or more of the conditions to the obligation of

     Seller to consummate the transactions contemplated hereby has not been fulfilled by the Closing Date.

          (e) by Buyer, if Seller shall become the subject of any action, proceeding or case arising under any federal, state or foreign bankruptcy, insolvency or similar law; or

          (f) by Seller, if Buyer shall become the subject of any action, proceeding or case arising under any federal, state or foreign bankruptcy, insolvency or similar law.

In the event of termination of this Agreement pursuant to this Article X, this Agreement shall terminate and there shall be no other liability on the part of Seller to Buyer or on the part of Buyer to Seller, except in the case of a termination pursuant to clauses (c) or (d) above, for liability (including, but not limited to, liability arising under Section 11.3) arising out of a breach of this Agreement or the failure by a party to fulfill its conditions hereunder, in which event, the non-breaching party reserves the right to seek all available remedies.


                                   ARTICLE XI
           SURVIVAL, REMEDIES, REPURCHASE RIGHTS AND INDEMNIFICATION

          11.1  Seller's Breach of Representations and Warranties.

          (a) All representations and warranties of Seller in Section 4.5 shall survive the Closing and be enforceable with respect to each Purchased Sales Contracts until the later of (i) the first anniversary of the Closing Date or (ii) the fourth anniversary of the date of origination of such Purchased Sales Contract, but shall thereafter be of no further force or effect, except as they relate to repurchase claims for which notice has been provided by Buyer to Seller within the applicable survivability period.

          (b) All representations and warranties of Seller in Sections 4.6 shall survive the Closing and be enforceable until the second anniversary of the Closing Date, but shall thereafter be of no further force or effect, except as they relate to indemnification claims for which notice has been provided by Buyer to Seller within the two year survivability period.

          (c) All representations and warranties of Seller set forth in Sections 4.1 through 4.4, 4.7 and 4.8 and of the Buyer in Article V shall survive indefinitely.

          11.2 Repurchase Obligation. In accordance with the notice provisions set forth in 11.4 below, Buyer shall promptly inform Seller and the dealer(s) originating the Purchased Sales Contract(s) affected by the breached representation and warranty (the "Dealers"), in writing, upon the discovery of any breach of the Seller's representations and warranties pursuant to Section 4.5 hereof. Unless the breach shall have been cured by Seller or the Dealers within forty-five (45) days of such notice, and subject to Buyer's obligations under
Section 7.4, Seller shall repurchase any Purchased Sales Contract materially and adversely affected by the breach (the "Repurchased Contracts") as of the expiration of the 45 day cure period (or, at the Seller's option, as of the date that Seller receives notice from Buyer hereunder of such breach). In consideration of the repurchase of the Repurchased Contract(s) pursuant to this
Section 11.2, Seller shall remit the Repurchase Price (as defined below) for such Repurchased Contract(s) within thirty (30) days after the expiration of the cure period. Seller's repurchase obligation set forth in this Section 11.2 with respect to each Repurchased Contract is contingent upon (i) Buyer's legal and valid assignment of all of its rights in the Purchased Dealer Contract relating to such Repurchased Contract, (ii) Buyer's valid assignment of any dealer reserves related to such Repurchased Contract, (iii) no claims having been made by Buyer against dealer reserves related to such Repurchased Contract, (iv) Buyer's delivery to Seller of all Documentation in its possession relating to the such Repurchased Contract, (v) a certificate executed by an authorized officer of Buyer certifying compliance with the covenants set forth in Section 7.4 above, and (i) at Seller's request, Buyer's attempt to obtain recourse against the applicable Dealer in the event of a breach of a representation and warranty set forth in Section 4.5 by twice notifying the applicable Dealer by registered or certified mail, or as otherwise required by the applicable Purchased Dealer Contract, that Buyer is demanding its resell rights under the applicable Purchased Dealer Contract with respect to such Repurchased Contract. The sole remedy of Buyer with respect to a breach of Seller's representations and warranties pursuant to Section 4.5 hereof shall be to require Seller to repurchase the Purchased Sales Contracts pursuant to this Section 11.2.

          For purposes of this Agreement, "Repurchase Price" shall mean:

          (a) The Unpaid Principal Balance of the Repurchased Contracts as of the expiration of the cure period described above; plus

          (b) (.0155) multiplied by (y) the Unpaid Principal Balance of the Repurchased Contracts as of the expiration of the cure period described above, multiplied by (z) the remaining number of months outstanding in the term of the Repurchased Contract as of the expiration of the cure period described above divided by the number of months outstanding in the term of the Repurchased Contract as of the Cut-Off Date.

          11.3 Indemnification. (a) Seller agrees to indemnify and hold Buyer harmless from and against any and all liabilities, obligations, damages, losses, costs, penalties, and expenses (collectively, "Losses") of Buyer caused by or resulting from:

                (i) any misrepresentation or breach of warranty made by Seller in this Agreement or any other closing document delivered pursuant hereto, except for any representations and warranties made in Section 4.5 hereof;

                (ii) the failure of Seller to comply with any of the covenants contained in this Agreement or in any of the documents delivered pursuant hereto which are required to be performed by Seller; and

                (iii)  any of the Excluded Liabilities or Excluded Assets.

          (b) Buyer agrees to indemnify and hold Seller harmless from and against any and all Losses of Seller caused by or resulting from:

                (i) any misrepresentation or breach of warranty made by Buyer in this Agreement or any other closing document delivered pursuant hereto;

                (ii) the failure of Buyer to comply with any of the covenants contained in this Agreement or in any of the documents delivered pursuant hereto which are required to be performed by Buyer; any

                (iii)  any of the Assumed Liabilities.

          11.4 Notice of Indemnification. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of Section 11.3, the party seeking indemnification (the "Indemnified Party") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnifying Party") which notice in respect of any claims for repurchase and indemnification pursuant to Section 11.1(a)(i) or 11.1(b)(i), respectively, must be received by the Indemnifying Party prior to one year from the Closing Date. Any notice of a claim by reason of a breach of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnifying Party by reason of the claim.

          11.5 Indemnification Procedure for Third-Party Claims. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnified Party by a third party, the Indemnifying Party shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiations or settlement of any such legal proceeding, claim or demand. To the extent the Indemnifying Party elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnifying Party to the extent that the Indemnified Party has a recoverable claim under Section 11.3 against the Indemnifying Party, and control the defense of such proceeding. If the Indemnified Party shall settle any such proceeding without the consent of the Indemnifying Party, the Indemnified Party shall thereafter have no claim against the Indemnifying Party with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

          11.6 General Provisions Relating to Repurchase Obligations, Remedies and Indemnification.

          (a) Seller shall not be required to make any payments arising from Sections 11.3(a)(i) or (ii) of this Article XI unless and until the aggregate amount of all Losses of Buyer for which Seller has indemnification obligations under Section 11.3(a)(i) or (ii) shall exceed $20,000, as to which Seller shall be responsible only for the excess over $20,000. Buyer shall not be required to make any payments arising from Sections 11.3(b)(i) and (ii) of this Article XI unless and until the aggregate amount of all Losses of Seller for which Seller has indemnification obligations under 11.3(b)(i) and (ii) shall exceed $20,000, as to which Buyer shall be responsible only for the excess over $20,000.

          (b) After the Closing, the repurchase and indemnification rights provided pursuant to this Article XI shall be the exclusive remedy of the parties with respect to any dispute arising out of or related to this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall have any obligation to indemnify the other party or otherwise have liability to the other party for consequential damages, special damages, incidental damages, indirect damages, lost profits or similar items. Seller shall have no liability for any Losses incurred by Buyer to the extent such Losses arise from actions taken or not taken by Buyer from and after the Closing. Buyer shall have no liability for any Losses incurred by Seller to the extent such Losses arise from actions taken or not taken by Seller from and after the Closing.

          (c) Buyer's Losses shall be reduced by any insurance proceeds or other third party recoveries received by Buyer and the available federal and state income tax deductions allowed by Buyer in connection with the Loss.

          (d) To the extent that Seller discharges any claim for indemnification hereunder, Seller shall be subrogated to all rights of Buyer against third parties related thereto.


          (e) EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, THE PURCHASED ASSETS ARE BEING SOLD AS IS WITHOUT RECOURSE EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN AND WITHOUT ANY REPRESENTATION OR WARRANTIES AS TO COLLECTIBILITY OR ENFORCEABILITY. ALL OTHER WARRANTIES EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED.


                                  ARTICLE XII
                               GENERAL PROVISIONS

          12.1 Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          12.2 Notices. All notices, requests, consents, demands and other communications hereunder must be in writing and shall be delivered in person, by courier service or by telecopy, telegram or telex as follows:

          (a)  If to Seller:

                    COLE TAYLOR BANK
                    350 East Dundee Road
                    Wheeling, Illinois  60090
                    Telecopy No.: (847) 537-7627
                    Attn:  J. Christopher Alstrin
                          Marjorie J. MacLean

               With copies to:

                    McDermott, Will & Emery
                    227 West Monroe Street
                    Chicago, IL  60606
                    Telecopy No.:  312-984-3669

                    Attn:  Mark Yeager

          (b)  If to Buyer:

                    FIRST MIDWEST BANK, NATIONAL ASSOCIATION
                    300 Park Boulevard
                    Suite 400
                    Itasca, IL  60143-4169
                    Telecopy No.:  (630) 875-7389
                    Attn:  Ralph Leonard

               With copies to:

                    MORRISON & FOERSTER LLP
                    1290 Avenue of the Americas
                    New York, NY  10104
                    Telecopy No.: (212) 468-7900
                    Attn:  Arthur Hayes


Any party may change its address or add or change parties for receiving notice by written notice given to the others named above.

          12.3 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

          12.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.5 Successors and Assigns; Beneficiaries. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No Party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party. No third party shall be entitled to enforce any provision hereof; and no third party is intended to benefit from this Agreement.

          12.6 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

          12.7 Announcements. Subject to Section 6.6 and 7.2, no announcement of the specific terms of this Agreement shall be made by any party without the written approval of the other party (which approval shall not be unreasonably withheld).

          12.8 Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court or competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          12.9 Governing Law; Jurisdiction. This Agreement shall be interpreted in accordance with the substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said State. All disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in a federal district court or State court located in Chicago, Illinois. Each party hereby consents to the jurisdiction of the federal district court or State court in Chicago, Illinois. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in the federal district court or State court of Chicago, Illinois has been brought in an improper or inconvenient venue or forum.

          12.10  WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE ANY RIGHT TO
A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE
A COURT AND NOT BEFORE A JURY.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.


FIRST MIDWEST BANK,                                COLE TAYLOR BANK
NATIONAL ASSOCIATION


By  /s/ RALPH LEONARD             By /s/ JOHN CHRISTOPHER ALSTRIN
  ---------------------------        ----------------------------
Its  Executive Vice President     Its  Chief Financial Officer
   --------------------------        ----------------------------

        * CONFIDENTIAL TREATMENT REQUESTED - MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                               SCHEDULE 1.1(b)



    *   [OMITTED]

                                                                       EXHIBIT A


                        GENERAL ASSIGNMENT, BILL OF SALE
                            AND ASSUMPTION AGREEMENT


                 This Agreement (this "Agreement") dated as of January 3, 1997 (the "Closing Date") by and between Cole Taylor Bank ("Seller") and First Midwest Bank, National Association ("Buyer") is being entered into pursuant to a Purchase Agreement by and between Buyer and Seller dated December 20, 1996 (the "Purchase Agreement").

                 WHEREAS, the Purchase Agreement provides that Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall accept and receive all of Seller's right, title and interest in and to the Purchased Assets as defined in the Purchase Agreement.

                 NOW, THEREFORE, pursuant to the Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

                 1. Effective as of the date hereof Seller hereby sells, conveys, transfers, assigns and delivers to Buyer and its successors and assigns forever, and Buyer hereby accepts and receives all of Seller's right, title and interest in and to the Purchased Assets, to have and to hold the same for its and their own use and benefit forever.

                 2.       Certificates of Title for Vehicles

                 (a) Buyer hereby assumes all of the responsibilities and obligations of Seller as lienholder of the vehicles identified in the Purchased Sales Contracts (as defined in the Purchase Agreement) that serve as collateral under the Purchased Sales Contracts (the "Vehicles"), including, without limitation, the obligations set forth under the Illinois Vehicle Code (the "Vehicle Obligations").

                 (b) Subject to Buyer's compliance with Section 2(a) above, Seller hereby constitutes and appoints Buyer as its true and lawful attorney-in-fact, in the name of Seller but on behalf of and for the account of Buyer, for the sole purposes of (i) assigning any or all of the certificates of title for the Vehicles in the name of Seller to Buyer and (ii) releasing any or all of the certificates of title for the Vehicles.

                 (c) Buyer shall hereby indemnify and hold Seller harmless from and against any and all liabilities, obligations, damages, losses, costs, penalties and expenses (collectively, "Losses") of Seller caused by Buyer's failure to comply with any and all of the Vehicle Obligations.

                 3. Assumed Liabilities. Buyer hereby assumes and agrees to fully pay, perform and discharge all of the Assumed Liabilities (as defined in the Purchase Agreement) when due. Without limiting the foregoing, Buyer hereby agrees to timely perform all obligations of Seller under the Purchased Sales Contracts (as defined in the Purchase Agreement) and Purchased Dealer Contracts (as defined in the Purchase Agreement) in accordance with the terms thereof when due.

                 4. All of the terms and provisions of this Agreement    shall
be binding upon Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

                 5. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

                 6. This Agreement shall be interpreted in accordance with the substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said State.

                 7. To the extent that any provision of this Agreement is inconsistent with the Purchase Agreement, the provisions of the Purchase Agreement shall control.


                                 *     *     *

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on their behalf by duly authorized officers on the Closing Date.

                                                   COLE TAYLOR BANK



                                        By:
                                            ---------------------------------
                                        Its
                                            ---------------------------------


                                        FIRST MIDWEST BANK, NATIONAL
                                        ASSOCIATION

                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------

                                                                EXHIBIT B


               [MCDERMOTT, WILL & EMERY DEFINITIONS, ASSUMPTIONS
                        AND QUALIFICATIONS TO BE ADDED]


[McDermott preambles, introduction, assumptions and qualifications to be added.]


               1. The Company is validly existing and in good standing under the laws of the State of Illinois.

               2. The Company has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Documents to which it is a party. The execution and delivery of each of the Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by requisite corporate action on the part of the Company. The Documents have each been duly executed and delivered by the Company.

               3. Each Document constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to the following qualifications:

                      (1) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                      (2) we express no opinion as to: the enforceability of any rights to contribution or indemnification provided for in the Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

                      (3) we express no opinion with respect to the enforceability of (a) any provision in the Agreement providing for payment, indemnification or reimbursement of any costs, fees, expenses, claims, losses, liabilities or other amounts to the extent such amounts are deemed to be unreasonable in amount, constitute a penalty or be contrary to public policy, (b) Section 12.8 of the Agreement to the extent it states that the provisions of the Documents are severable,
        (c) the availability of specific performance or other equitable relief as a remedy, (d) provisions in the Documents as to forum, jurisdiction and governing law, (e) the ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county or other political subdivision of any state, and (f) Section 12.10 relating to the waiver of a jury trial.

               4. The execution and delivery by the Company of each of the Documents and performance by the Company of its obligations under each of the Documents, each in accordance with its terms, do not (i) conflict with the Articles of Incorporation or By-laws of the Company, (ii) constitute a violation of or a default under any Applicable Contracts or (iii) cause the creation of any security interest or lien upon any of the property of the Company pursuant to any Applicable Contract

               5. Neither the execution, delivery or performance by the Company of the Documents nor the compliance by the Company with the terms and provisions thereof will contravene any provision of any Applicable Law.

               6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Documents by the Company.

               7. Neither the execution, delivery or performance by the Company of its obligations under the Documents nor compliance by the Company with the terms thereof will contravene any Applicable Order of any Governmental Authority against the Company.





                                      -2-